Exhibit 10.24

                               GUARANTY AGREEMENT

Guaranty Agreement dated as of July 27, 2007 (as amended from time to time, this "Guaranty Agreement") by FREEHAND SYSTEMS, INC., a Nevada corporation (the "Subsidiary Guarantor") and a wholly-owned subsidiary of FREEHAND SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Issuer"), for the benefit of the Holder (as such term is defined in the Note referred to below).

WHEREAS:

A. The Issuer and the Holder are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated the even date herewith, pursuant to which the Issuer will sell and issue to the Holder and the Holder will purchase from the Issuer certain senior secured notes in an aggregate principal amount of $1,500,000 (the "Notes").

B. To induce the Holder to enter into the Securities Purchase Agreement and to purchase the Notes, the Subsidiary Guarantor agrees to guarantee the performance of the Issuer's obligation under the Securities Purchase Agreement and the Notes.

NOW THEREFORE, FOR VALUED CONSIDERATION, the Subsidiary Guarantor agrees as follows:

         Section 1. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, on a senior secured basis, to the Holder, the due and punctual payment of the principal of and interest on such Notes when and as the same shall become due and payable, whether at the maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Notes. In case of the failure of the Issuer punctually to make any such payment, the Subsidiary Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer.

         Section 2. Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Notes, the absence of any action to enforce the same, any exchange, release or non-perfection of any lien on any collateral for, or any release or amendment or waiver of any term of any other guarantee of, or any consent to departure from any requirement of any other guarantee of, all or any of the Note, the effects of Bankruptcy Law applicable in the event of bankruptcy proceedings being opened with respect to the Issuer, of all or any portion of the claims of the Holder for payment of any of the Notes, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Holder protects, secures, perfects or insures any security interest in or other Lien on any property subject thereto or exhaust any right or take any action

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against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty Agreement will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Guaranty Agreement. The Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal or interest on such Note, whether at its maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Holder of the Notes, directly against the Subsidiary Guarantor to enforce this Guaranty Agreement without first proceeding against the Issuer. The Subsidiary Guarantor agrees that, to the extent permitted by applicable law, if, after the occurrence and during the continuance of an Event of Default, the Holder is prevented by applicable law from exercising its respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, or the Holder is prevented from taking any action to realize on any collateral, such Subsidiary Guarantor agrees to pay to the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Holder.

         Section 3. This Guaranty Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, or equivalent proceeding under applicable law, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Issuer, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 4. All terms used in this Guaranty Agreement which are defined in the Notes shall have the meanings assigned to them in the Notes.

         Section 5. This Guaranty Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. The Subsidiary Guarantor consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Guaranty Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. The Subsidiary Guarantor waives its right to a trial by jury. The Subsidiary Guarantor irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Subsidiary Guarantor at its address set forth in

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the Securities Purchase Agreement. Nothing herein shall affect the right of
Subsidiary Guarantor to serve process in any other manner permitted by law.





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IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Guaranty Agreement to be duly executed as of the day and year first above written.



                                       FREEHAND SYSTEMS, INC.


                                       By: /s/ Kim Lorz
                                           -------------------------------------
                                       Name:  Kim Lorz
                                       Title: President and CEO



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